UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 25, 2011

Heritage Oaks Bancorp
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-25020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

545 12th Street, Paso Robles CA	93446
(Address of Principal Executive Offices)	(Zip Code)

(805) 369-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07               Submission of Matters to a Vote of Security Holders

On May 25, 2011, the Company held its annual meeting of shareholders at which the following matters were considered and voted upon, with all nominated directors being elected and all other proposals approved:

A.	Election of Directors

Director	Shares For	Withhold
Michael J. Morris	17,408,246.00	2,704,656.00
Donald Campbell	17,412,157.00	2,700,745.00
Michael J. Behrman	17,492,493.00	2,620,409.00
Kenneth Dewar	17,487,822.00	2,625,080.00
Mark C. Fugate	17,490,246.00	2,622,656.00
Daniel J. O’Hare	17,491,899.00	2,621,003.00
Dee Lacey	17,477,071.00	2,635,831.00
James J. Lynch	16,746,147.00	3,366,755.00
Michael E. Pfau	17,492,808.00	2,620,094.00
Alexander F. Simas	17,491,556.00	2,621,346.00
Lawrence P. Ward	19,505,139.00	607,763.00

B.	To adopt a non-binding resolution approving the Executive Compensation disclosed in the Proxy Statement.

Shares For	Shares Against	Abstain	Broker Non-Vote
17,319,958.00	2,744,314.00	48,630	1,784, 249

C.	To ratify the appointment of Perry-Smith. LLP as the Company’s independent accountants for the 2011 fiscal year.

Shares For	Shares Against	Abstain
18,856,784.00	3,024,646.00	15,721

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.

Date: May 26, 2011
Heritage Oaks Bancorp

By:	/s/ Lawrence P. Ward
Lawrence P. Ward
Chief Executive Officer (Principal Executive and Financial Officer)